UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 13, 2026
FRP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	001-36769 (Commission File Number)	47-2449198 (IRS Employer Identification No.)

200 W. FORSYTH STREET, 7TH FLOOR JACKSONVILLE, FL (Address of principal executive offices)	32202 (Zip Code)
(904) 858-9100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FRPH	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Securities Holders.

On May 12, 2026, FRP Holdings, Inc. (the “Company”) held its 2026 Annual Meeting of Shareholders (the “Annual Meeting”). There were 19,171,625 shares of Company common stock entitled to be voted. Of this amount, 13,067,984 shares were represented in person or by proxy at the meeting. Voting results for each matter submitted to a vote at the 2026 Annual Meeting are set forth below:

1.The shareholders voted to elect each of the nine (9) director nominees to serve one-year terms:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
John D. Baker II	12,858,414	209,570	0
John D. Baker III	12,885,560	182,424	0
David H. deVilliers, Jr.	12,862,059	205,925	0
Matthew S. McAfee.	12,553,677	514,307	0
Martin E. Stein, Jr.	12,868,652	199,332	0
John S. Surface	12,858,898	209,086	0
Nicole B. Thomas	12,852,902	215,082	0
William H. Walton III	12,852,149	215,835	0
Margaret B. Wetherbee	12,698,951	369,033	0

2.The shareholders voted to approve the 2026 FRP Holdings, Inc. Equity Incentive Plan:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
10,122,237	2,614,214	331,533	0

3.The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
12,758,112	294,780	15,092	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRP HOLDINGS, INC.
Registrant

Date: May 13, 2026	By:	/s/Matthew C. McNulty
Matthew C. McNulty
Chief Financial Officer & Treasurer